UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2021

FUTURIS COMPANY
(Exact name of registrant as specified in its charter)

Wyoming (formerly Nevada)	000-24493	39-2079723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Baltimore Road, Rockville, MD 20850

(Address of Principal Executive Offices) (Zip Code)

703 310 7334

(Registrant’s telephone number, including area code)

Mission Mining Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 20, 202, Futuris Company (the “Company”) entered into a Stock Purchase and Acquisition Agreement (“Agreement”) with Computer Deductions, Inc., a California corporation with an address of 8680 Greenback ln, #210 Orangevale, CA 95662 (“CDI”) and by Allan MacDonnell and partners in CDI (“Partners” and together with CDI, collectively, the “Sellers”).

The parties entered into this Agreement following which the closing date occurred on April 26, 2021.

Compensation. Partners shall receive:

a.	The sum of Two Million and Five Hundred Thousand Dollars ($2,500,000) paid in cash or by wire transfer of immediately available funds at Closing to Partners.

b.	The sum of One Million Dollars ($1,000,000) paid pursuant to the terms of promissory notes (the “Notes”) executed by Company at the Closing. The terms of the Notes are detailed in Exhibit A attached hereto.

c.	Company common stock (the “Shares”) shall be issued to “Sellers” at Closing. The total number of Shares to be issued shall be equal to $1,000,000 divided the average of the ten (10) days of Closing stock price as reported on the National Quotations Bureau OTC Marketplace quotation service upon which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the ten prior trading days including the day upon which a Closing occurs. Issued shares will be subject to a 12-month lock up agreement or until shares become registered.

d.	An earnout payment paid to Allan MacDonnell as per the following terms:

1.	Base EBITDA agreed upon by the Company and the Sellers will be $799,000 for calendar year 2021

2.	Any EBITDA in excess of $799,000 (the “Excess”) determined by Sellers audited financial for the year ended December 31, 2021 shall be paid in US Dollars calculated at 20% of the Excess upon completion of such audit and the issuance of an audit opinion from the auditor. The Excess shall be paid within 30 days of receipt of the auditor’s opinion, which shall be delivered no later than 120 days after December 31, 2021.

3.	Excess payouts and calculations will be in effect for the years ended December 31, 2022 and December 31, 2023.

The description of the transaction contemplated by this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit (2)	Share Purchase Agreement

Exhibit (2.1)	Closing Date Extension Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Futuris Company

By:	/s/ Kalyan Pathuri
Kalyan Pathuri
President, Director

Dated: April 26, 2021

2